UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012

POSITIVEID CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Other Events.

On January 13, 2012, the Company reported under Item 7.01 of Form 8-K that on January 11, 2012 it had entered into a Stock Purchase Agreement with VeriTeQ Acquisition Corporation (“VeriTeQ”), a Florida corporation owned and controlled by Scott R. Silverman, the Company’s former chairman and chief executive officer (the “VeriTeQ Stock Purchase Agreement”), whereby VeriTeQ purchased all of the outstanding capital stock of PositiveID Animal Health (“Animal Health”) in exchange for a secured promissory note in the amount of $200,000 and 4 million shares of common stock of VeriTeQ representing a 10% ownership interest at the time. The Animal Health business included certain assets and liabilities relating to the Company’s implantable passive radio-frequency identification microchip business (the “VeriChip Business”), as well as all of the assets and liabilities relating to the Company’s Health Link business, which is a patient-controlled, online repository to store personal health information.   The term “VeriChip Business” does not include the GlucoChip, a glucose-sensing microchip, based on the Company’s proprietary intellectual property, or any product or application involving blood glucose detection or diabetes management (the “Restricted Applications”).

In connection with the VeriTeQ Stock Purchase Agreement, the Company entered into a License Agreement with VeriTeQ dated January 11, 2012 (the “License Agreement”), whereby the Company granted VeriTeQ a non-exclusive, perpetual, non-transferable, license to utilize the Company’s bio-sensor implantable radio frequency identification (RFID) device that is protected under United States Patent No. 7,125,382, “Embedded Bio Sensor System” for the purpose of designing and constructing, using, selling and offering to sell products or services related to the VeriChip Business, but excluding the Restricted Applications. The Company also entered into a Shared Services Agreement with VeriTeQ on January 11, 2012 (the “Shared Services Agreement”), whereby the Company agreed to provide certain services to VeriTeQ in exchange for $30,000 per month, commencing January 23, 2012.

On June 25, 2012, the Shared Services Agreement was amended, pursuant to which all amounts owed to the Company under the Shared Services Agreement as of May 31, 2012, totaling approximately $160,000, were converted into 2,285,779 shares of common stock of VeriTeQ.  In addition, effective June 1, 2012, the monthly charge for the shared services under the Shared Services Agreement was reduced from $30,000 to $12,000. Furthermore, on June 26, 2012, the License Agreement was amended pursuant to which the license was converted from a non-exclusive license to an exclusive license, subject to VeriTeQ meeting certain minimum royalty requirements as follows:

•	2013 - $400,000;
•	2014 - $800,000; and
•	2015 and thereafter - $1,600,000.

The description of certain terms of the VeriTeQ Stock Purchase Agreement, the License Agreement, and the Shared Services Agreement set forth herein do not purport to be complete and are qualified in their entirety by the provisions of such agreements, which were filed as exhibits to Form S-1 filed by the Company on January 24, 2012. The Company plans to file the amendments to the License Agreement and the Shared Services Agreement as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: June 29, 2012
/s/ William J. Caragol
William J. Caragol
Chief Executive Officer

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